UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                January 25, 2005

                                 ---------------


                               RENTRAK CORPORATION
               (Exact name of registrant as specified in charter)

                                     Oregon
                 (State or other jurisdiction of incorporation)

         0-15159                                            93-0780536
(Commission File Number)                       (IRS Employer Identification No.)

     One Airport Center
     7700 N.E. Ambassador Place
     Portland, Oregon                                         97220
(Address of principal executive offices)                   (Zip Code)

               Registrant's telephone number, including area code:

                                 (503) 284-7581

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

          On January 25, 2005, Rentrak Corporation (the "Company") entered into a Separation Agreement and Mutual Release of Claims (the "Separation Agreement") and a Consulting Agreement with F. Kim Cox in connection with his resignation, effective January 25, 2005, as President and Secretary of the Company. Material terms of each agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated by reference, are described below.

Separation Agreement

          Under the Separation Agreement, Mr. Cox has agreed to receive the monthly payments under the Consulting Agreement described below in lieu of monthly and lump sum payments otherwise provided for in his employment agreement with the Company dated April 1, 2004. The Company will pay the premiums for medical, dental, life, and disability insurance comparable to coverage provided to Mr. Cox while he was an employee through March 31, 2007, unless the Consulting Agreement is terminated earlier by the Company for cause.

          The Separation Agreement provides accommodations to assist Mr. Cox in exercising a portion of his vested options to purchase shares of the Company's common stock. The accommodations include the extension of a loan by the Company to Mr. Cox in the amount of $750,000. The loan will be required to be repaid in full with accrued interest by May 15, 2005, and will bear interest at the annual rate of 2.78%, which will increase to 12.78% if the loan is not repaid when due. The terms of the loan are set forth in a Loan Agreement and related Promissory Note (forms of which are exhibits to the Separation Agreement included as Exhibit 10.1 to this report) that will be entered into on February 2, 2005. The Separation Agreement also imposes weekly volume limits on Mr. Cox's sale of shares of the Company's common stock on the open market through the term of the Consulting Agreement.



Consulting Agreement

          Mr. Cox has agreed to provide up to 20 hours of consulting services per month in exchange for a monthly fee of $25,000 through the term of the Consulting Agreement. The Consulting Agreement will terminate on March 31, 2007, unless terminated earlier by the Company for cause (including failure to repay the loan described above when due, breach of noncompete and confidentiality obligations contained in the Consulting Agreement, or material acts of dishonesty involving the Company) or by Mr. Cox for any reason. The Consulting Agreement contains confidentiality and noncompete provisions similar to those included in Mr. Cox's employment agreement. If Mr. Cox dies or becomes disabled prior to March 31, 2007, Rentrak will continue to pay monthly fees under the Consulting Agreement until the earlier of March 31, 2007, or a specified portion of the remaining term.

ITEM 7.01  REGULATION FD DISCLOSURE.

          On January 26, 2005, the Company issued a press release announcing a new corporate structure, including creation of separate "PPT" and "Information Services" operating divisions and corresponding management and organizational changes. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.

          In connection with the new corporate structure, the Company will begin reporting revenues and operating profits for each division separately, starting in the quarter ending June 30, 2006. The Company has no current plans to sell any business units. The Company is seeking a new general manager for the Information Services Division but does not anticipate other personnel hiring at this time as a result of the new corporate structure.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

     The following exhibits are filed with this report on Form 8-K:

10.1 Separation  Agreement and Mutual  Release of Claims between the Company and
     F. Kim Cox dated January 25, 2005.

10.2 Consulting Agreement between the Company and F. Kim Cox dated January 25, 2005.

     The following exhibit is furnished with this report on Form 8-K:

99.1 Press release dated January 26, 2005, announcing new corporate structure.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    RENTRAK CORPORATION


Dated:  January 26, 2005            By:  /s/ Paul A. Rosenbaum
                                       ---------------------------
                                       Paul A. Rosenbaum
                                       Chairman and Chief Executive Officer